UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2017

GOLD BILLION GROUP HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Delaware	6719	13-4167393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1202A, 12/F., Empire Center

68 Mody Road, Tsim Sha Tsui

Kowloon Hong Kong

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: + (852) 5933-1214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

REMOVAL OF DIRECTOR

Pursuant to Section 141(k) of the Delaware General Corporation Law, and Section 3.4 of the Company’s Bylaws, members of the Company’s board of directors may be removed at any time, with or without cause, by vote of the holders of a majority of the issued and outstanding shares of common stock of the Company. On December 27, 2016, RichCorp Holdings, Ltd., a Samoa corporation (“the Consenting Shareholder”), as the holder of approximately 92.94% of the Company’ issued and outstanding common stock, executed a written consent in lieu of a meeting approving the removal, without cause, of Lai Kok Ming, as a member of the Company’s board of directors.

The notice of the above mentioned action has been mailed to all the shareholders of the Company pursuant to Section 14 of the Securities Exchange Act of 1934 as amended, and Regulations 14C and Schedule 14C thereunder on or about February 7, 2017. The board of directors of the Company has not received any comments from the shareholders since the mailing and has determined that the date of removal of Lai Kok Ming to be March 28, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2017	GOLD BILLION GROUP HOLDINGS LIMITED

	By:	/s/ Kok Seng Yeap Eddy
Name: Kok Seng Yeap Eddy Title: Director, President, CEO and CFO

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